UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 July 10, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

As a result of the consummation of our merger with Jefferson-Pilot Corporation on April 3, 2006, we have changed our reporting segments for the quarter ended June 30, 2006. The change in our reporting segments is in accordance with Statement of Financial Accounting Standards No. 131, and reflects the manner in which we are currently organized for purposes of making operating decisions and assessing performance. Accordingly, we will begin reporting the new segments beginning with results for the quarter ended June 30, 2006.

To aid investors in their understanding of our new reporting segments prior to issuing our results for the quarter ended June 30, 2006, we are providing our previously issued statistical supplement for the quarter ended March 31, 2006, revised to reflect the new reporting segments in accordance with generally accepted accounting principles ("GAAP").  With the exception of a specific page dedicated to combined sales data, the revised data does not give effect to the merger with Jefferson-Pilot. A copy of the statistical supplement for the quarter ended March 31, 2006 revised for segmentation is attached as Exhibit 99.1 and is incorporated herein by reference.

The following is a brief description of our new business units and their related segments:

●
Individual Markets. The Individual Markets business unit operates through two segments, Individual Annuities and Individual Life. The Individual Annuities segment provides tax-deferred investment growth and lifetime income opportunities for its clients by offering individual fixed, variable and equity-indexed annuities. The Individual Life segment offers wealth protection and transfer opportunities through both single and survivorship versions of universal life, variable universal life, interest-sensitive whole life, term insurance, as well as a linked-benefit product, which is a universal life insurance policy linked with riders that provide for long-term care costs.

●
Employer Markets. The Employer Markets business unit operates through two segments providing products and services to the employer-sponsored marketplace, offering group protection, retirement income, and executive benefits solutions. The Retirement Products & Other segment includes employer-sponsored variable and fixed annuities, mutual-fund based programs in the 401(k), 403(b), and 457 marketplaces (including the Lincoln DirectorSM business reported in the Investment Management segment through the first quarter of 2006) and corporate owned life insurance. The Benefit Partners segment offers group life, disability, and dental insurance.

●
Investment Management.    The Investment Management business unit operates as a segment and, through Delaware Investments, provides a broad range of managed accounts and portfolios, mutual funds, subadvised funds, and other investment products to individual investors and to institutional investors such as private and public pension funds, foundations, and endowment funds. Delaware Investments is the marketing name for Delaware Management Holdings, Inc. and its subsidiaries.

●
Lincoln UK. Lincoln UK is headquartered in Barnwood, Gloucester, England, and is licensed to do business throughout the United Kingdom. Lincoln UK primarily focuses on protecting and enhancing the value of its existing customer base. The segment accepts new deposits from existing relationships into existing and a limited number of new products. Lincoln UK’s product portfolio principally consists of unit-linked life and pension products, which are similar to U.S. produced variable life and annuity products, where the risk associated with the underlying investments is borne by the policyholders.

●
Lincoln Financial Media. The Lincoln Financial Media business unit operates as a segment and consists of radio and television broadcasting stations located in selected markets in the Southeastern and Western United States and also produces syndicated collegiate basketball and football sports programming.

We are also attaching as Exhibit 99.2 and incorporating herewith a copy of the slides in connection with our investor presentation to be held on July 11, 2006 at 11:00 a.m. (E.D.T), during which members of management will discuss the new reporting segment presentation and related matters, including GAAP purchase accounting.

Interested persons may listen to a webcast of the presentation and obtain a copy of the reissued statistical supplement and the slide presentation by going to our website--www.lfg.com by clicking “Shareholders & Analysts” and then “Webcasts.”

The information, including exhibits attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Lincoln National Corporation Statistical Supplement for the Quarter Ended March 31, 2006 - Revised for New Segmentation.
99.2	Slides in connection with the July 11, 2006 investor presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Douglas N. Miller
Name: Douglas N. Miller
Title: Vice President and
Chief Accounting Officer
Date: July 10, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Lincoln National Corporation Statistical Supplement for the Quarter Ended March 31, 2006 - Revised for New Segmentation.
99.2	Slides in connection with the July 11, 2006 investor presentation.